Exhibit 99.1

Consent to be Named as a Director Nominee

Pursuant to Rule 4 3 8 promulgated under the Securities Act of 193 3, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 of Evernorth Holdings Inc. (the “Registrant”), and all amendment or supplements thereto (the “Registration Statement”), as a nominee to the board of directors of the Registrant, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Stuart Alderoty
Stuart Alderoty

Date: March 18, 2026